Exhibit No. 16
BuyersOnline.com, Inc.
Form 10-KSB/ 2000
File No. 0-26917

                     BUYERSONLINE.COM, INC.

    CERTIFICATE OF DESIGNATION OF NUMBER, POWERS, PREFERENCES
    AND RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL
    RIGHTS, AND THE QUALIFICATIONS LIMITATIONS, RESTRICTIONS,
           AND OTHER DISTINGUISHING CHARACTERISTICS OF

              SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151(g) of the General Corporation Law of the
                        State of Delaware

     BUYERSONLINE.COM, INC., a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), in accordance with Section 151(g) of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

      1. The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $0.0001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $0.0001 per share (herein referred to as "Common Stock").

      2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or revolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

      3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors by resolution duly adopted at a meeting held on August 30, 2000, duly authorized and adopted the following resolutions providing for a series to be designated "Series B Convertible Preferred Stock";

     RESOLVED, that issue of a series of Preferred Stock, $0.0001 par value per share, of the Corporation consisting of 1,234,500 shares designated as "Series B Convertible Preferred Stock", is hereby provided for, and the voting power, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as set forth below, and upon the effective date said series shall be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware:

              SERIES B CONVERTIBLE PREFERRED STOCK

      Designation; Number of Shares. The designation of such series of Preferred Stock shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Stock") and the number of authorized shares constituting the Series B Stock is One Million Two Hundred Thirty-Four Thousand Five Hundred (1,234,500). The Series B Stock shall be deemed a separate series of Preferred Stock, and shall be apart from any other series of Preferred Stock.

Part 1.  Liquidation.

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      Upon  any  liquidation, dissolution, or winding up  of  the
Corporation, the holders of Series B Stock will be entitled to be paid before any distribution or payment is made upon Junior Securities (as defined below) and after any distribution or payment is made upon Senior Securities (as defined below) an amount in cash equal to the aggregate Liquidation Value (as defined below) of all shares of Series B Stock outstanding, and the holders of Series B Stock will not be entitled to any further
payment.   If upon any such liquidation, dissolution, or  winding
up of the Corporation, the Corporation's assets to be distributed among the holders of Series B Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series B Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series B Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of this Part 1.

Part 2.  Dividends.

      2A. Entitlement. The holders of Series B Stock shall be entitled to receive cumulative dividends when and as declared by the Corporation's Board of Directors out of funds available therefor under applicable law. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days prior to each respective Dividend Payment Date (as defined below under this Part 2).

      2B. Accrual Rate. Dividends on each share of Series B Stock shall accrue cumulatively on a daily basis at the rate of 8.00% per annum of the Liquidation Value thereof, but not including such portion of the Liquidation Value, if any, which constitutes accrued and unpaid dividends, from and including the date of issuance of such share to and including the date on which the Redemption Price (as defined below) of such share is paid or the date on which such share is converted into Common Stock. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of the Series B Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of any such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence any such share.

      2C. Dividend Payment Dates. Dividends on the Series B Stock shall be payable semi-annually on June 30 and December 31 of each year (the "Dividend Payment Dates"); provided, that the first Dividend Payment Date shall be December 31, 2000. All dividends which have accrued on each share of Series B Stock outstanding during the period ending upon each such Dividend Payment Date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid.

      2D. Manner of Payment. Dividends on the Series B Stock shall be paid to the holders in cash or in-kind through the issuance of Common Stock, as determined at the election of the Corporation within sixty (60) days following each Dividend Payment Date. If paid in-kind with Common Stock, the number of shares issued to each holder shall be equal to the dollar amount of the dividend divided by the average Market Price (as defined below) per share of Common Stock over the five (5) trading days immediately preceding the date on which the dividend is declared, rounded up to the nearest whole share.

      2E. Certain Restrictions. The Corporation shall not, without the prior written consent of the holders of a majority of Series B Stock, (i) declare, order or pay any dividend (other than dividends payable solely in shares of stock) on any Junior Securities or (ii) redeem any shares of Junior Securities, unless and until the Corporation shall have redeemed all of the outstanding Series B Stock or all shares of Series B Stock are converted to Common Stock.

      2F. Distribution of Partial Dividend Payments; Fractional Shares. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Stock, such payment will be distributed ratably among the holders of such Series B Stock based upon the aggregate accrued but unpaid dividends

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on such Series B Stock held  by  each  holder.
Each fractional share of Series B Stock outstanding, if any, shall be entitled to a ratably proportionate amount of all dividends to which each outstanding full share of such Series B
Stock is entitled hereunder.

Part 3.  Conversion Rights.

     3A. Holder Conversion Procedure. Subject to the provisions set forth below, each share of Series B Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and non-assessable shares of Common Stock determined as set forth below. Any holder of Series B Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series B Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. After the receipt of such notice of conversion and the certificates for the Series B Stock converted, the Corporation shall promptly issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series B Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series B Stock not so converted. The Corporation shall pay all transfer agent fees and expenses payable upon the conversion of Series B Stock.

       3B. Company Conversion Procedure. Subject to the provisions set forth below, each share of Series B Stock shall be convertible at the option of the Company, in the manner hereinafter set forth, into that number of fully paid and non-assessable shares of Common Stock determined as set forth below. The Company must convert all Series B Stock if it converts any Series B Stock. The Company may elect to convert the Series B Stock to Common Stock by resolution of the Board of Directors ("Conversion Resolution") duly adopted at a meeting of Directors or by unanimous written consent of the Directors, if as of the close of business on the Business Day immediately preceding adoption of such resolution the Company Conversion Conditions (as defined below) have been met. Written notice of conversion shall be sent not less than five Business Days following the day on which the Conversion Resolution is adopted to all holders of record of the Series B Stock at their addresses appearing on the books and records of the Corporation specifying the date of conversion, which shall not be less than 20 calendar days following the date such notice is given. Promptly after the date of conversion set forth in the notice, each holder of the Series B Stock shall surrender the certificate or certificates for the shares to the Corporation at the principal office of the
Corporation  or  at the bank or trust company  appointed  by  the
Corporation for that purpose. After the receipt of the certificates for the Series B Stock converted, the Corporation shall promptly issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. The Corporation shall pay all transfer agent fees and expenses payable upon the conversion of Series B Stock.

     3C. Conversion Rate. Each share of Series B Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the "Conversion Price" in effect at the time of conversion into the "Conversion Value". The initial Conversion Price per share of Series B Stock shall be $2.00. The Conversion Value per share of Series B Stock shall be $10.00. The initial Conversion Price shall be subject to adjustment as set forth in paragraph 3D.

      3D.  Conversion Price Adjustments of Preferred Stock.   The
Conversion Price of the Series B Stock shall be subject to adjustment from time to time as set forth below.

     (1) Adjustment Provisions. If the Corporation shall issue, after the date upon which any shares of Series B Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to the price per share at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock. Except to the limited extent provided for in subparagraphs 3D(1)(c)(iii) and (iv), no adjustment of the Conversion Price pursuant to this subparagraph 3D(1) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

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           (a)   In the case of the issuance of Common Stock  for
cash, the consideration shall be deemed to be the amount of  cash
paid   therefor   before  deducting  any  reasonable   discounts,
commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

           (b) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

          (c) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subparagraph 3D(1)(c) and subparagraph 3D(1)(d):

                (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs 3D(1)(a) and (b)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs 3D(1)(a) and (b)).

               (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, (excluding a change resulting solely from the antidilution provisions thereof if such change results from an event which gives rise to an antidilution adjustment under this paragraph 3D), the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                (v)   The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subparagraphs 3D(1)(c)(i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraphs 3D(1)(c)(iii) and (iv).

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          (d)  "Additional Stock" shall mean any shares of Common
Stock  issued  (or  deemed  to  have  been  issued  pursuant   to
subparagraphs  3D(1)(c)) by the Corporation  after  the  Purchase
Date other than

               (i) Common Stock issued pursuant to a transaction described in subparagraphs 3D(1)(e) hereof;

                (ii) shares of Common Stock issuable or issued pursuant to a stock option, warrant, conversion right, or purchase right outstanding as of the Purchase Date; or

                (iii)      Common  Stock issued or issuable  upon
conversion or in payment of dividends on the Corporation's Series
A Convertible Preferred Stock as constituted on August 30, 2000, or on the Series B Stock.

          (e) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

            (f) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Stock shall be decreased in proportion to such decrease in outstanding shares.

      (2) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph 3D(1), then, in each such case for the purpose of this subparagraph 3D(2), the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     (3) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 3D) provision shall be made so that the holders of the Series B Stock shall thereafter be entitled to receive upon conversion of the Series B Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 3D with respect to the rights of the holders of the Series B Stock after the recapitalization to the end that the provisions of this paragraph 3D (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Stock) shall be applicable after that event as nearly equivalent as may be practicable.

       (4)   Dividend  Payment  Adjustment.   In  the  event  the
Corporation fails to pay any dividend within sixty (60) days following the applicable Dividend Payment Date, the Conversion Price then in effect shall be reduced by subtracting from it the "Default Amount." The initial Default Amount shall be $0.25, and the Default Amount will be decreased or increased in the same manner as adjustment of the Conversion Price described in subparagraphs 3D(1)(e) and (f).

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      (5)  No Impairment.  The Corporation will not, by amendment
of    its   Certificate   of   Incorporation   or   through   any
reorganization,    recapitalization,    transfer    of    assets,
consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3D and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Stock against impairment.

     (6) No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      (7) Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 3D, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment,
(b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Stock.

      (8) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      (9) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, in addition to such other remedies as shall be available to the holder of the Series B Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

     (10) Notices.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series B Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

      3E. Effect of Conversion. As of the date the Corporation receives notice of conversion from the holder of the Series B Stock under paragraph 3A, above, or the third calendar day following the day on which notice of conversion by the Company to the holders of Series B Stock under paragraph 3B is deposited in the U.S. Mail with first class postage prepaid (a "Conversion Date"), all rights pertaining to the Series B Stock will cease, and such Series B Stock will not be deemed to be outstanding.
All certificates representing the Series B Stock subject to conversion will represent only the right to receive Common Stock of the Corporation under this Part 3 and payment of all accrued and unpaid dividends as of the Conversion Date.

      3F. Converted Shares. Any shares of Series B Stock which at any time have been converted shall be canceled, may not be reissued as Series B Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

Part 4.  Voting Rights.

      The Series B Stock shall have no voting rights, except as required in the specific instance by the General Corporation Law of Delaware and except the right to approve by majority vote of the holders of the Series B Stock: the authorization and issuance of any class or series of Preferred Stock senior to the Series B Stock; any amendment, modification, or repeal of the Certificate of Incorporation of the Corporation if the powers, preferences, or special rights of the Series B Stock would be adversely affected; and, the imposition of any restriction on the Series B Stock, other than restrictions arising under the General Corporation Law of Delaware or the resolution of the Board of Directors approving the Series B Stock.

Part 5.  Redemption.

      5A. Redemption Price. For each share of Series B Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office or to the Corporation's transfer agent of the certificates representing such shares of Series B Stock) an amount in immediately available funds equal to the Liquidation Value plus all accrued dividends as of the Redemption Date.

      5B. Notice of Redemption. The Corporation will mail written notice of each redemption of Series B Stock to each record holder of Series B Stock not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made. The date specified in such notice for redemption is herein referred to as the "Redemption Date."

      5C. Termination of Rights. On the Redemption Date all rights pertaining to the Series B Stock, including, but not limited to, any right of conversion, will cease, and such Series B Stock will not be deemed to be outstanding. All certificates representing the Series B Stock subject to redemption will represent only the right to receive payment in accordance with the provisions of this Part 5.

      5D. Redeemed or Otherwise Acquire Shares. Any shares of Series B Stock which are redeemed or otherwise acquired by the Corporation shall be canceled, may not be reissued as Series B Stock, and shall be returned to the status of authorized and unissued shares of Preferred Stock without designation as to series.

      5E. Optional Redemption. The Corporation may, at any time on or after January 1, 2005, redeem all or any portion of the Series B Stock.

Part 6.  Definitions.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Salt Lake City, Utah are authorized by law to close.

     "Common Stock" means the Common Stock, $0.0001 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

     "Conversion Conditions" consist of the following conditions:

          (i) The shares of Common Stock issuable on conversion of the Series B Stock are registered for resale under the Securities Act of 1933, or are eligible for sale under Rule 144(k) promulgated under the Securities Act of 1933; and

          (ii) The Market Price for the Common Stock during a period of thirty (30) consecutive trading days is not less than $4.00 per share.
      "Junior Securities" means any of the Corporation's equity securities other than the Series B Stock and the Corporation's Series A Convertible Preferred Stock as constituted on August 30, 2000.

      "Liquidation Value" of any Series B Stock as of any particular date will be equal to $10.00 per share.

     "Market Price" of the Common Stock on any relevant date shall be determined as follows:

          (i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq Stock Market, the Market Price shall be the mean between the highest closing "bid" quotation of a share of Common Stock on such date as reported by the Nasdaq National Market or any successor system.

          (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Market Price shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Market Price for that date shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (iii) If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq Stock Market, but is traded in the over-the-counter market, the highest closing "bid" quotation of a share of Common Stock on such date as reported on the NASD OTC Bulletin Board.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "Senior  Securities"  means  the  Corporation's  Series  A
Convertible Preferred Stock as constituted on August 30, 2000.

                *               *               *

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by G. Douglas Smith, its Vice
President, and attested to by Paul Jarman, its Secretary, this 21st day of September, 2000.

                                   BUYERSONLINE.COM, INC.

                                  /s/ G. Douglas Smith, Vice President

ATTEST

By /s/ Paul Jarman, Secretary